EXHIBIT 10.6

Execution Version

Dated 3 April 2008

AMENDMENT DEED NO. 1

in relation to a

PROJECT LOAN AGREEMENT

in respect of a loan facility of up to $310,000,000 relating to one semi-

submersible drilling rig

to

OLINDA STAR LTD.

provided by the banks and financial institutions named herein arranged by

ING BANK N.V.

Contents

Clause		Page

1	Definitions and interpretation	1

2	Facility Agent	1

3	Amendments	1

4	Miscellaneous	2

5	Law and jurisdiction	2

THIS DEED is dated as of 3 April, 2008 and made BETWEEN:

(1)	OLINDA STAR LTD., a company limited by shares incorporated under the laws of the British Virgin Islands, with company number 1049761 and its registered office at Vanterpool Plaza, Wickhams Cay 1, 2nd Floor, Road Town, Tortola, British Virgin Islands, as borrower;

(2)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, as arranger;

(3)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, as facility agent; and

(4)	ING BANK N.V., a banking institution incorporated under the laws of The Netherlands acting for the purposes of this Deed through its office at Bijlmerplein 888, 1102 MG Amsterdam, The Netherlands, as security trustee.

IT IS HEREBY AGREED as follows:

1	Definitions and interpretation

1.1	Words and expressions defined in clause 1.2 to the Project Loan Agreement and not otherwise defined in this Deed shall bear the same respective meanings when used in this Deed, and:

“Project Loan Agreement” means the loan agreement dated 13 February 2008 and made between (i) Olinda Star Ltd. as borrower (ii) the banks and financial institutions named in Schedule 1 thereof, as lenders, (iii) ING Bank N.V., as arranger, (iv) ING Bank N.V., as facility agent, and (v) ING Bank N.V., as security trustee in respect of a loan facility of up to $310,000,000.

1.2	The rules of construction set out in clause 1.4 of the Project Loan Agreement shall apply (mutatis mutandis) in this Deed as if each reference therein to “this Agreement” were a reference to this Deed.

2	Facility Agent

The Facility Agent is a party to, and is entering into, this Deed on behalf of itself and as agent of each of the Lenders pursuant to clause 16.4 of the Project Loan Agreement.

3	Amendment to Project Loan Agreement

3.1	The parties hereto agree that, with effect from the date hereof, the definition of “Margin” in clause 1.2 of the Project Loan Agreement shall be amended by the deleting the current definition in its entirety and replacing the definition with the following:

“Margin” means:

(a) from the date of this Agreement up and until the day before the Effective Date (as that term is defined in the Transfer Certificate hereafter referred to) of the first Transfer Certificate executed pursuant to this Agreement:

(i) one point five five per cent. (1.55%) per annum up to the Margin Reduction Date;

(ii) thereafter zero point nine five per cent. (0.95%) per annum,

(b) from and including the Effective Date (as that term is defined in the Transfer Certificate hereafter referred to) of the first Transfer Certificate duly executed pursuant to this Agreement:

(i) one point seven five per cent. (1.75%) per annum up to the Margin Reduction Date;

(ii) thereafter one point four zero per cent. (1.40%) per annum;

3.2	Facility Document

It is acknowledged and agreed by each of the parties to this Deed that this Deed shall constitute a Facility Document.

3.3	No other amendments

Subject to the terms of this Deed, the Project Loan Agreement will remain in full force and effect and, from the date of this Deed, the Project Loan Agreement and this Deed will be read and construed as one document.

4	Miscellaneous

4.1	Counterparts

This Deed may be entered into in the form of two or more counterparts, each executed by one or more of the parties hereto, and, provided all the parties hereto shall so execute this Deed, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original but, taken together, shall constitute one instrument.

4.2	English language

All certificates, instruments and other documents to be delivered under or supplied in connection with this Deed shall be in the English language or shall be accompanied by a certified English translation upon which the recipient shall be entitled to rely.

4.3	Severability of provisions

Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of those provisions is or becomes invalid, illegal or unenforceable under the laws of any jurisdiction neither the validity, legality and enforceability of the remaining provisions of this Deed nor the validity, legality and enforceability of those provisions in any other jurisdiction shall in any way be affected or impaired thereby.

5	Law and jurisdiction

5.1	Law

This Deed is governed by, and shall be construed in accordance with, the laws of England and Wales.

5.2	Submission to jurisdiction

The Borrower agrees for the benefit of the Beneficiaries that:

5.2.1	if the Borrower has any claim against any other party arising out of or in connection with this Deed such claim shall (subject to clause 5.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which the Borrower irrevocably submits;

5.2.2	the jurisdiction of the High Court of Justice in England over any such claim against the Beneficiaries or any of them shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

5.2.3	nothing in this clause 5.2 shall limit the right of the Beneficiaries to refer any such claim against the Borrower to any other court of competent jurisdiction outside England, to the jurisdiction of which the Borrower hereby irrevocably agrees to submit, nor shall the taking of proceedings by the Beneficiaries before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

5.3	Agent for service of process

5.3.1	The Borrower irrevocably designates, appoints and empowers Messrs Berwin Leighton Paisner at its principal place of business in England from time to time (at present Adelaide House, London Bridge, London EC4R 9HA) Attention: N J Davies to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Deed.

5.3.2	The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in England on its behalf and on behalf of its property with respect to this Deed and if, for any reason, such agent named above or its successor shall no longer serve as agent of the Borrower to receive service of process in England, the Borrower shall promptly appoint a successor in England and advise the Facility Agent and the Security Trustee thereof.

IN WITNESS whereof this Deed has been duly executed as a deed and delivered the day and year first above written.

EXECUTION PAGE - AMENDEMENT DEED No. 1

Borrower

EXECUTED as a DEED	)
for and on behalf of	)
OLINDA STAR LTD.	)
by	)	/s/	Carols G. E. Rameh
its duly authorised attorney-in-fact	)		OAB/SP 101.939
in the presence of:	)
/s/ Victor de Oliveira Fernandes

Arranger

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/	Priscilla Ferreira Branco
its duly authorised attorney-in-fact	)		Procurador / Attorney in Fact
in the presence of:	)
/s/ Rita de Cássia de O. Gonçalves

Facility Agent

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/	Priscilla Ferreira Branco
its duly authorised attorney-in-fact	)		Procurador / Attorney in Fact
in the presence of:	)
/s/ Rita de Cássia de O. Gonçalves

Security Trustee

EXECUTED as a DEED	)
for and on behalf of	)
ING BANK N.V.	)
by	)	/s/	Priscilla Ferreira Branco
its duly authorised attorney-in-fact	)		Procurador / Attorney in Fact
in the presence of:	)
/s/ Rita de Cássia de O. Gonçalves

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